EXHIBIT 10.22

LOAN AGREEMENT BETWEEN PARK-PREMIER MINING COMPANY
AND ROBERT W. DUNLAP DATED JANUARY 11, 2007

L o a n   A g r e e m e n t

Loan Agreement (“Agreement”), dated effective as of January 11, 2007 is by and between Park-Premier Mining Company, a Utah corporation (“Borrower”), and Robert W. Dunlap ("Lender").  The undersigned parties hereby agree as follows.

A r t i c l e  I  -  D e f i n i t i o n s

Section 1.1 Definitions.  The following terms defined in this Article shall have the meanings specified for all purposes of this Agreement:

a.    “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangible,” “Goods,” “Instrument,” “Investment Property,” “Inventory,” “Letter of Credit Right,” “Payment Intangible,” “Proceeds,” “Promissory Note,” “Software,” and “Supporting Obligation,” have the respective meanings assigned to such terms in the UCC.

b.	“Lender” means Robert W. Dunlap and his successors and assigns.

c.    “Collateral” means all of Borrower’s assets (including, but not limited to, the following types or items of property), whether now owned or hereafter acquired by Borrower and wheresoever located, and all other collateral of any type that may now or hereafter be provided by Borrower to Lender to secure the Obligations or any part thereof:

i.           all Accounts;

ii.          all Chattel Paper;

iii.         all choses in action, and Commercial Tort Claims to the extent that contractually subrogated rights are not involved;

iv.          all Equipment (including, but not limited to all equipment, machinery, furniture, and furnishings);

v.           all General Intangibles (including, but not limited to, all Payment Intangibles, Software, patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification) each to the extent that contractually subrogated rights are not involved;

vi.          all real property and leases of real property and related buildings; improvements; fixtures; hereditaments; appurtenances; water, mineral and other rights; easements; licenses, privileges and assets of any kind, each subject to the provisions of their respective instruments;

vii.         all supporting obligations related to any of the foregoing property including, but not limited to, all guaranties, security interests, liens, deeds of trust, mortgages and assignments of leases and rents guarantying or securing any obligations owed to Borrower;

viii.        all additions and accessions to, replacements and substitutions for, proceeds and products of the foregoing, including, but not limited to, all insurance proceeds pertaining to any of the foregoing property each subject to the provisions of their respective instruments; and

ix.          all books and records relating to Borrower's business operations or any of the foregoing.

d.    "Loan" or "Loans” include, but are not limited to, the Revolver defined in Section II below, and shall include all principal, interest, fees and any other obligation in any form, however created, arising or evidenced by Borrower to Lender, hereafter created.

e.    “Loan Agreements" mean, collectively, this Agreement and all notes, guarantees, security agreements, UCC financing statements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

f.     “Obligations” mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, hereafter arising, whether arising before, during or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

g.     “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government, or any other form of recognized person under applicable law (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

h.     “Applicable Interest Rate” means twelve percent (12%) per annum.

i.      “UCC” means the Utah Uniform Commercial Code as in effect from time to time.

A r t i c l e  I I  –  t h e   L o a n s

Section 2.1 Revolver.  Subject to the terms and conditions set forth in this Agreement and the other Loan Agreements, Lender hereby provides Borrower with a revolving line of credit (the “Revolver”), whereby Lender may, in it is sole discretion, make advances to Borrower. Lender may elect to not make advances to Borrower for any reason or no reason.  One or more advances by Lender shall not constitute an agreement, express or implied, to make further advances.  The Revolver is terminable at will by Lender (the “Termination Date”).

a.      Payments.  Payments of principal, interest and any other amounts owing on the Revolver shall be in paid accordance with the promissory notes executed by Borrower from time to time to evidence the Revolver.

b.      Interest.  Interest on the unpaid principal of the Loans shall be calculated at an annual rate equal to the Applicable Interest Rate, in effect from time to time, on the basis of the actual number of days elapsed in a year of 360 Days, and shall change as and when the Applicable Interest Rate may change.

c.      Purpose.  The Revolver can be used for the following purposes only: short-term working capital.

d.      Collateral.  The Revolver shall upon Lender’s election be secured by a valid, enforceable, first priority security interest in the Collateral.  Lender’s right to security interests in the Collateral shall not be deemed to have been waived if Lender does not insist upon their creation and perfection contemporaneous with this Agreement; Lender reserves his right to do so at any time subsequent to this Agreement whether before, at or after maturity or default.  Lender further reserves his right to require execution of the security interests by Borrower to be held by Lender and perfected in his sole discretion. When requested by Lender, Lender’s right to security interests in the Collateral shall be created by deeds of trust, security agreements, UCC financing statements, and any other collateral documents deemed necessary or advisable by Lender in his sole discretion, each in form satisfactory to Lender, duly executed by Borrower.  Hereafter, Borrower shall from time to time execute and deliver to Lender such other documents in form and substance satisfactory to Lender, and perform such other acts, as Lender may request, to perfect and maintain valid, enforceable, first priority security interests in the Collateral.

Section 2.2   Fees.  Borrower shall pay Lender a non-refundable facility fee in the amount of five percent (5%) of each Loan.  So long as Borrower is not in default of any of its obligations under the Loan Agreements or under any other obligation to Lender, Lender waives payment and collection of the fees for the Loans. All fees are due and payable by Borrower to Lender in the event of a default under the Loan Agreements.

Section 2.3  Prepayment.  Subject to the terms and conditions of this Agreement, Borrower shall have the right to repay Loans in part or in whole at any time without penalty; however, any prepayment must be accompanied by payment of all accrued interest then due.

Section 2.4   Conditions Precedent.  Any Loan hereunder shall be subject to the delivery to Lender, in form and substance satisfactory to Lender, of any documents required by Lender which may include, but are not limited to promissory notes, deeds of trust, security agreements, financing statements, guarantees and other Loan Agreements necessary to confirm, continue or create the Obligations and/or any liens and security interests in favor of Lender.

A r t i c l e   I I I  –  C o v e n a n t s   o f   B o r r o w e r

Section 3.1   Affirmative Covenants.  So long as Borrower may have Loans outstanding or committed hereunder and until performance of all other obligations of Borrower required hereunder, Borrower shall permit or cause to permit Lender at any reasonable time to have access to the books and records of Borrower, and to inspect or otherwise check the properties of Borrower.

Section 3.2  Negative Covenants.  So long as Borrower may have Loans outstanding hereunder and until payment in full and performance of all other obligations of Borrower, Borrower shall not, without the consent of Lender, which consent may be withheld for any reason or no reason: create, incur or permit to exist any lien, security interest or other encumbrance upon any of its properties or assets; pledge, lien, encumber its assets except those currently encumbered or pledged as of the date of this Loan Agreement including, without limitation, the February 15, 2007 Letter Agreement with Talisker Realty Limited and the February 15, 2007 Letter Agreement with Ranch 248, LLC.

A r t i c l e   I V  –  E v e n t s   o f   D e f a u l t

Section 4.1   Events of Default.  The occurrence of any of the following events shall be an “Event of Default:”

a.      Non-Payment.  Any payment of principal or interest on any Obligation shall not be made when due;

b.      Misrepresentation.  Any representation or warranty made by Borrower in connection with the execution and delivery of this Agreement, proves to be at any time incorrect in any material respect;

c.      Loan Agreements Default.  Borrower shall fail to perform or observe any term, covenant or agreement contained in the Loan Agreements;

d.      Maturity Non-Payment.  Any obligation of Borrower for the payment of any Loan is not made at maturity, whether by acceleration or otherwise, or is declared to be due and payable prior to the stated maturity thereof by reason of default or other violation of the terms thereof;

e.      Lien, Levy.  There occurs the issuance of a notice of lien, levy assessment, injunction or attachment against any portion of Borrower’s property;

f.       Judgment.  Any judgment or judgments not covered by acknowledged insurance coverage are rendered or judgment liens filed against Borrower;

g.      Bankruptcy, Insolvency.  Borrower shall:

i.
Apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,

ii.	Make a general assignment for the benefit of creditors,

iii.	Commence a voluntary case under any state or federal Bankruptcy laws (as now or hereafter in effect),

iv.	Be adjudicated a Bankrupt or insolvent,

v.	File a petition seeking to take advantage of any other law providing for the relief of debtors,

vi.	Acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such Bankruptcy laws,

vii.	Take any action for the purpose of effectuating any of the foregoing, or

viii.	Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business.

      h.        Security Interest.  Any securing interest in favor of Lender with respect to the Collateral for any reason ceases to be or is not a valid, enforceable, perfected lien having a first priority interest;

i.      Default/Other Agreements.  A default of the obligations of Borrower under any other agreement to which Borrower is a party, including without limitation other agreements and promissory notes with Lender, shall occur;

j.	Change of Control. Any change of control of Borrower shall occur;

k.      Material Provision.  Any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender;

l.       Seizure of Collateral.  Any portion of the Collateral shall be seized or taken by someone other than Lender;

m.     Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired; or

n.      Insecurity.  Lender in good faith believes itself insecure.

Section 4.2   Remedies.  Upon the occurrence of an Event of Default, Lender may declare the principal balance, together with accrued interest thereon, to be immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, protest, notice or demand of any kind, all of which are hereby expressly waived by Borrower.  Upon any such Event of Default, Lender may proceed with each and every remedy provided for it in this Agreement, any other Loan Agreements or other instrument executed in connection with the Loans, and may pursue any other remedy available to Lender, whether in law or equity, to enforce collection of all sums due and owing to Lender, all of such rights and remedies being cumulative and not exclusive of all rights and remedies which Lender has or may have against Borrower.

Section 4.3   No Waiver.  No delay or failure of Lender in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by Lender and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or any other right or remedy that Lender may have.  The enforcement of any rights of Lender as to any security for the Loans shall not affect the rights of Lender to enforce payment of the Loans and to recover judgment for any portion thereof remaining unpaid.  The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that Lender shall otherwise have.

A r t i c l e   V  -  M i s c e l l a n e o u s

Section 5.1   Modification/Waiver Validity.   No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and then such a waiver or consent shall be effective only in the specific instance and for the purposes for which it was given.  No notice or demand on

Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

Section 5.2   Costs and Expenses.  Borrower agrees to pay all reasonable costs and expenses, including without limitation, reasonable attorneys fees, incurred by Lender in connection with preparation, negotiation and closing of this Agreement and the other Loan Agreements.  So long as Borrower is not in default of any of its obligations under the Loan Agreements or under any other obligation to Lender, Lender waives payment and collection of such costs and expenses. Borrower agrees to pay all costs and expenses, including without limitation, reasonable attorneys and experts fees, incurred by Lender in connection with the enforcement of any provision of this Agreement or the other Loan Agreements, and the collection of the Loans or the foreclosure or realization upon any security therefor.

Section 5.3    Indemnity.  Borrower shall indemnify, defend and hold Lender and its respective officers, directors, affiliates, employees and agents harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitations, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Agreements, whether or not Lender is a party thereto.

Section 5.4    Binding Effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.  Borrower shall have no right to assign any of its or obligations or rights hereunder with the prior written consent of Lender.  This Agreement, the other Loan Agreements, and the other instruments executed and delivered pursuant hereto, constitute the entire Agreement between the parties with respect to the matters contemplated herein, and may be amended only by writing signed on behalf of each party.

Section 5.5    Jurisdiction and Venue.  Any judicial proceeding brought by or against Borrower with respect to this Agreement or any of the Obligations shall be brought in the any court of competent jurisdiction in the State of Utah, or the United States District Court for the District of Utah, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 5.6    Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Utah without application of its conflict or choice of law principles.

Section 5.7    Waiver of Jury Trial.  Borrower and Lender hereby waive any right each may have to a jury trial in the event of litigation concerning the Loans, this Agreement, or any other Loan Agreement.

Park-Premier Mining Company

By:   /s/ Jeff Lee
Jeff Lee, Vice President

    /s/ Robert W. Dunlap
Robert W. Dunlap